SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment #1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 1, 2018

TYG SOLUTIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55657	46-2645343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 West C Street, Suite 2040 San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

(858) 883-2642

(Registrant’s telephone number, including area code)

N/A

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No.1 on Form 8-K/A amends and supersedes the Current Report on Form 8-K of TYG Solutions Corp. (the “Company”) filed on May 4, 2018 with the U.S. Securities and Exchange Commission.

ITEM 3.03MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Effective May 1, 2018, the Company amended and restated its Certificate of Incorporation. See Item 5.03 and Item 5.07.

Effective May 2, 2018, the Board amended and restated the Company's Bylaws and Certificate of Incorporation. See Item 5.03.

Effective May 3, 2018, the Board authorized and designated 75 shares of the Company’s Preferred Stock as Series A Preferred Stock. See Item 5.03.

Effective May 3, 2018 Board authorized and designated 75 shares of the Company’s Preferred Stock as Series B Preferred Stock. See Item 5.03.

ITEM 5.03AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amended and Restated Certificate of Incorporation

Effective May 1, 2018, the Company’s Certificate of Incorporation was amended and restated to: (i) achieve an increase in the total capital stock the Company is authorized to issue to 205,000,000 shares consisting of (a) 200,000,000 shares of Common stock, $0.0001 par value per share (“Common Stock”), and (b) 5,000,000 shares of Preferred stock, $0.0001 par value per share (“Preferred Stock”); (ii) create "blank check" Preferred Stock whereby the Board may designate series' of Preferred Stock, and issue shares of Preferred Stock pursuant to any such designation, without further shareholder approval and to set forth in any designation of Preferred Stock the rights, privileges, preferences and obligations of holders of the Preferred Stock being issued pursuant to its designation; (iii) provide for the maximum allowable indemnification for representatives of the Company as defined and set forth in Articles Seventh and Eight; (iv) require the approval of 75% of the voting securities of the Company for any proposed merger, consolidation or sale of substantially all of the assets of the Company (a "Business Transaction") with any stockholder that owns more than 5% of any class of equity security of the Company, unless such Business Transaction has been approved by the Board, and (v) adopt such other terms and provisions as more fully set forth in the Amended and Restated Certificate of Incorporation attached hereto as Exhibit 3.2.

Amended and Restated Bylaws

Effective May 2, 2018, the Board amended and restated the Bylaws to; (i) allow, but not require, the Board of Directors to determine that any meeting of stockholders be held solely by remote communication rather than at a designated place , (ii) set the size of the Board to between one and seven directors which may be comprised of up to four Series A Directors and up to three Series B Directors, (iii) allow the Company to indemnify its officers, directors, employees and representatives to the full extent set forth in the Amended and Restated Certificate of Incorporation, (iv) define procedures for any future amendments to the Company’s Bylaws, and (v) adopt such other terms and provisions as more fully set forth in the Amended and Restated Bylaws attached hereto as Exhibit 3.3.

Certificate of Designation of Series A Preferred Stock

Effective May 3, 2018, the Board authorized and designated 75 shares of the Company’s Preferred Stock as Series A Preferred Stock. Each share of the Series A Preferred Stock is entitled to a liquidation preference of $1,000 per share and is convertible into 1,000 shares of the Company’s Common Stock. The holders of a majority of the Series A Preferred Stock are entitled to elect up to four (4) Series A Directors to the Company’s Board at any annual or special meeting or without a meeting and without prior notice upon the written consent of the holders of a majority of the Series A Preferred Stock. The holders of the Series A Preferred Stock have exclusive rights in regard to the election or removal of Series A Directors. In all other voting matters, the holders of Series A Preferred Stock are entitled to cast 1,000 votes per share. For a full and complete description of the Series A Preferred Stock, please see the Series A Preferred Stock Designation attached hereto as Exhibit 3.4.

Certificate of Designation of Series B Preferred Stock

Effective May 3, 2018, the Board authorized and designated 75 shares of the Company’s Preferred Stock as Series B Preferred Stock. Each share of the Series B Preferred Stock is entitled to a liquidation preference of $1,000 per share and is convertible into 1,000 shares of the Company’s Common Stock. The holders of a majority of the Series B Preferred Stock are entitled to elect up to three (3) Series B Directors to the Company’s Board at any annual or special meeting or without a meeting and without prior notice upon the written consent of the holders of a majority of the Series B Preferred Stock. The holders of the Series B Preferred Stock have exclusive rights in regard to the election or removal of Series B Directors. In all other voting matters, the holders of Series B Preferred Stock are entitled to cast 1,000 votes per share. For a full and complete description of the Series B Preferred Stock, please see the Series B Preferred Stock Designation attached hereto as Exhibit 3.5.

ITEM 5.07SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Effective May 1, 2018, our stockholders approved, by unanimous written consent, the amendment and restatement of the Company’s Certificate of Incorporation.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits

Exhibits	Exhibit #	Filed with This Report

Amended and Restated Certificate of Incorporation of TYG Solutions Corp., effective as of May 1, 2018.	3.2	X
Amended and Restated Bylaws of TYG Solutions Corp. effective as of May 2, 2018.	3.3	X
Certificate of Designation of Series A Preferred Stock of TYG Solutions Corp. effective as of May 3, 2018.	3.4	X

Certificate of Designation of Series B Preferred Stock of TYG Solutions Corp. effective as of May 3, 2018.	3.5	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYG SOLUTIONS CORP

Dated: May 24, 2018	By:	/s/ Robert T. Malasek
Name: Robert T. Malasek
Chief Financial Officer Director